Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

Second quarter 2024 FINANCIAL RESULTS

announces new acquistion to close during the third quarter

JACKSONVILLE, FLORIDA – August 9, 2024 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) today reported its financial results for the three months ended June 30, 2024, for Proficient Auto Logistics, Inc. (“Proficient”, or the “Company”), Proficient Auto Transport, Inc. (“Proficient Transport”, or “Predecessor”) and for the five Founding Companies on a combined basis.

Second Quarter Highlights (all on a combined basis compared to second quarter 2023)

Total Operating Revenue of $106.6 million, an increase of 5.8%

Total Operating Income of $7.0 million, a decrease of 3.7%

Adjusted Operating Income(1) of $8.73 million, an increase of 19.4%

Adjusted Operating Ratio(1) of 91.8% compared to 92.7% in 2023

Total Units delivered of 507,712 in 2024, an increase of 10.5%

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Combined Financial Information” on the following page for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

“Proficient Auto Logistics produced strong operating results during the second quarter in spite of weakening customer demand during June,” said Rick O’Dell, Proficient’s Chief Executive Officer. “We are also very pleased to announce that we will be adding what is essentially a sixth founding company to the organization when we close on the purchase of Auto Transport Group (ATG) during the third quarter.”

“We expect to close on the acquisition of Auto Transport Group during August, “said Mr. O’Dell. “ATG is based in Ogden, Utah and this strategic acquisition enhances the density of our coverage in the West. ATG is led by its CEO, Brent Larsen, and will maintain its strong brand within the Proficient Auto Logistics umbrella of companies. ATG has an outstanding management team, great service, robust technology platforms and industry leading margins.”

“We’re excited for the go to market collaboration opportunity offered by the combination with Proficient Auto Logistics,” added Brent Larsen. “It’s a great opportunity to expand the Company that we have built over the past 25 years.”

We continue to make progress on Proficient’s key operating priorities, however, given the long-term nature of these initiatives we expect the financial impacts to become more evident over the next twelve to eighteen months. Implementation of best practices across the Founding Companies and coordination of operations, including load-sharing opportunities and other integrations, have started to show up in the combined operating ratio during the second quarter.

For accounting and reporting purposes, Proficient has been identified as the designated accounting acquirer of each of the Founding Companies and Proficient Transport has been identified as the designated accounting predecessor to the Company. As a result, the unaudited condensed consolidated financial statements as of, and for the three and six months ended, June 30, 2024 for each of Proficient and Proficient Transport are to be included in the Quarterly Report on Form 10-Q. The Company is not required to provide, and the Quarterly Report on Form 10-Q will not contain, pro forma financial data giving effect to the completion of the combination transactions forming the Company (the “Combinations”) and the completion of the Company’s initial public offering (the “IPO”) and the use of the proceeds therefrom. However, the Company is providing below summary unaudited combined financial information for the three months ended June 30, 2024. The summary unaudited combined financial information has been prepared by, and is the responsibility of, Proficient’s and the Founding Companies’ management. This information has not been subjected to audit, review or agreed-upon procedures of any audit firm, and therefore, there is no independent auditors’ opinion or any other form of assurance with respect thereto.

Summary Unaudited Combined Financial Information

	Three Months Ended June 30,
	2024	2023
(Dollars in thousands)
Revenue before Fuel Surcharge	$100,824	$95,389
Fuel surcharge and reimbursements	5,783	5,387
Total Operating Revenue	$106,607	$100,776
Total Operating Expenses	99,566	93,467
Total Operating Income	7,041	7,309
Add Back:
Amortization of Intangible Assets	1,076	—
Stock Compensation Expense	613	—
Adjusted Operating Income (1)	8,730	7,309
Adjusted Operating Ratio (1)	91.8%	92.7%

Income before taxes	5,793	6,051
Add Back:
Depreciation and Amortization	4,761	4,725
Stock Compensation Expense	613	—
Interest Expense	1,247	1,258
Adjusted EBITDA (2)	$12,414	$12,034
Adjusted EBITDA Margin (2)	11.6%	11.9%

(1)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related solely to our recent IPO and the concurrent corporate combinations. These measures provide management with the requisite insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to the most comparable GAAP measure and Adjusted Operating Ratio flows from that.

(2)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure and Adjusted EBITDA Margin flows from that.

The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the three months ended June 30, 2024; however, they reflect only those operating expenses incurred following the closing of the IPO and concurrent Combinations (May 13 – June 30, 2024). There are no comparative expenses of Proficient during the three months ended June 30, 2023, as the company had not yet been formed.

Revenue before Fuel Surcharge. Revenue before Fuel Surcharge increased $5.4 million, or 5.7%, for the quarter ended June 30, 2024, in comparison to the comparable quarter of 2023. This increase reflects strong customer demand during April and May, with year-over-year revenue up approximately 11% for that two-month period. Demand slowed significantly during June – with 2024 revenue lower by approximately 8% compared to June 2023, which resulted in the 5.7% increase for the full quarter referenced above. Excluding the dedicated fleet business – which continues to be dramatically reduced versus 2023, total unit deliveries increased approximately 12% over the prior year second quarter and average revenue per unit delivered increased from $183 in the second quarter of 2023 to $189 in the second quarter of 2024 – which is an approximate 3% increase.

Fuel Surcharge and reimbursements. Fuel Surcharge and reimbursements increased $0.4 million, or approximately 7%, for the quarter ended June 30, 2024, in comparison to the comparable quarter of 2023. These reimbursements generally fluctuate with the price of fuel, which during the three-month periods ending June 30 of the respective years were essentially unchanged.

Total Operating Expenses. Total operating expenses increased by $6.1 million, or 6.5%, for the quarter ended June 30, 2024, in comparison to the comparable quarter of 2023. The largest components of this increase were in purchased transportation ($2.0 million); salaries, wages and benefits ($1.8 million); and general and administrative expenses ($1.2 million). Although purchased transportation increased by $2.0 million year-over-year, it was lower as a percentage of revenue by approximately 111 basis points (51.1% in 2024 compared to 52.2% in 2023). The percentage of overall revenue attributable to subhaul was approximately 67% during the second quarter of 2024 – essentially unchanged from the first quarter of this year - versus 66% for the comparable quarter in 2023. The increase in salaries, wages and benefits compared to 2023 reflects a combination of driver compensation on higher revenues in the 2024 period as well as new public company costs that were part of the 2024 quarter. Specifically, stock compensation expense of approximately $613,000 was recognized for the period between the IPO and quarter end. Likewise, general and administrative expenses for the 2024 period included approximately $327,000 of public company costs including director compensation, director and officer insurance premiums, and other legal and exchange fees. Depreciation and amortization expense included $1.1 million of amortization of intangible assets resulting from the business combinations consummated on May 13, 2024; there was no comparable amortization during the second quarter of 2023.

Adjusted Operating Income and Adjusted Operating Ratio. Adjusted operating income increased 19.4% year-over-year, or $1.4 million, reflecting an approximate 90 basis point improvement in the operating ratio (total operating expense divided by total revenue). The ratio improvement was largely due to the decrease in purchased transportation, as a percentage of revenue (110 basis points) partially offset by increased general and administrative expenses from public company costs.

Income before taxes. Income before taxes decreased by $258,000 year-over-year due to the combined result of the improved operating ratio noted above offset by the addition of non-cash stock compensation expense and amortization of intangible assets.

Adjusted EBITDA. Adjusted earnings before interest, taxes, depreciation and amortization, and stock compensation expense increased by approximately 3.2% in the second quarter of 2024 compared to the same period of 2023, almost entirely on the strength of increased adjusted operating income described above. Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) of 11.6% was improved by 20 basis points over the first quarter of this year, but 30 basis points lower than the second quarter of 2023.

Summary Condensed Financial Information – Successor (Proficient)

The tables below summarize the unaudited condensed consolidated financial statements for the three months ended June 30, 2024, for Proficient included in the Quarterly Report on Form 10-Q.

(in thousands, except per share amounts)	Three Months Ended June 30, 2024
Total operating revenue	$55,909
Total operating expenses	58,517
Operating loss	(2,608)
Net loss	(3,552)
Adjusted Earnings per Share, basic (1)	0.28
Adjusted Earnings per Share, diluted (1)	0.28

Adjusted EBITDA (2)	8,731

(1)	Our management team reviews Adjusted Earnings Per Share, a non-GAAP financial measure, a measure of the company’s profitability that indicates how much after-tax profit each outstanding share of common stock has earned. A non-GAAP financial measure is generally defined as one that purports to measure financial performance but includes adjustments that are not included in the most comparable GAAP measure. See the Appendix for additional information regarding the use of Adjusted EPS and a reconciliation to the most comparable GAAP financial measure.

(2)	Our management team reviews Adjusted EBITDA, a non-GAAP financial measure, to measure the operating performance and financial condition of our business and to make strategic decisions. A non-GAAP financial measure is generally defined as one that purports to measure financial performance but includes adjustments that are not included in the most comparable GAAP measure. See the Appendix for additional information regarding the use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Conference Call

The Company will host an investor conference call at 9:00 a.m. EDT to discuss the results. Investors are invited to join the conference call by registering through this link: https://register.vevent.com/register/BI90b130544470456896539b6157a2a187 , once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/x87snrdh ..

About Proficient Auto Logistics

We are a leading non-union, specialized freight company focused on providing auto transportation and logistics services. Through the combination of five industry-leading operating companies in conjunction with our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proficientautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Registration Statement on Form S-1 (333-278629) (the “Registration Statement”), and elsewhere in the Registration Statement. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and our use of the net proceeds from the IPO and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measure

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that EBITDA provides useful information in measuring our operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-recurring items.

Adjusted EBITDA

Adjusted EBITDA does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense and stock compensation expense.

The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to EBITDA for Proficient:

Three Months Ended June 30,
(in thousands)	2024
Proficient (Successor)
Net loss	$(3,552)
Interest expense	640
Income tax expense	470
Depreciation and amortization expense	4,497
Stock compensation expense	6,676
Adjusted EBITDA	$8,731

Adjusted EPS

Adjusted EPS does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EPS is defined net income (loss) net of intangible amortization and expense and stock compensation expense per common share computed using the weighted average number of common shares outstanding during the period. Diluted adjusted net income (loss) net of intangible amortization and expense and stock compensation expense per common share is computed using the weighted average number of common stock and common stock equivalent shares outstanding during the period.

The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EPS for Proficient:

Three Months Ended June 30,
(in thousands, except per share amounts)	2024
Proficient (Successor)
Net loss	$(3,552)

Intangible amortization expense	1,076
Stock compensation expense	6,676
Adjusted Net Income	$4,200

Adjusted Earnings per Share, basic (2)	$0.28
Adjusted Earnings per Share, diluted (2)	$0.28